Exhibit 10.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: ACTIVISION BLIZZARD, INC.	)	Consolidated
STOCKHOLDER LITIGATION	)	C.A. No. 8885-VCL

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement (“Stipulation”) is made and entered into as of December 19, 2014. The parties to this litigation (each a “Party” and, collectively, the “Parties”), by and through their undersigned attorneys, have reached an agreement for the settlement of the above-captioned matter styled In re: Activision Blizzard, Inc. Stockholder Litigation, filed in the Court of Chancery of the State of Delaware (the “Court”), Consolidated C.A. No. 8885-VCL (the “Action”)1 and related matters on the terms set forth below (the “Settlement”) and subject to Court approval pursuant to Court of Chancery Rules 23 and 23.1. This Stipulation is intended to fully, finally, and forever resolve, discharge, and settle all claims asserted in the Action and all claims relating to the transactions challenged in the Action, except for any claims any Defendant or Nominal Defendant may have against insurers, co-insurers or reinsurers, which claims are not otherwise released pursuant to other documentation.

1                                          The following constituent actions were consolidated into the Action: Pacchia v. Kotick, et al., C.A. No. 8884-VCL (Del. Ch.); Hayes v. Activision Blizzard, Inc., et al., C.A. No. 8885-VCL (Del. Ch.); and Benston v. Vivendi S.A., C.A. No. 9447-VCL (Del. Ch.).

The Parties to this Stipulation are:

1.                                 Lead Plaintiff Anthony Pacchia (“Pacchia” or “Plaintiff”), a stockholder of Activision Blizzard, Inc. (“Activision” or the “Company”), who has prosecuted the Action on behalf of Activision pursuant to Court of Chancery Rule 23.1 and on behalf of the Class (as defined below) pursuant to Court of Chancery Rule 23;

2.                                 Nominal defendant Activision, a Delaware corporation;

3.                                 Vivendi S.A. (“Vivendi”) and individual defendants Philippe G.H. Capron (“Capron”), Jean-Yves Charlier (“Charlier”), Frédéric R. Crépin (“Crépin”), Jean-Francois Dubos (“Dubos”), Lucian Grainge (“Grainge”), and Régis Turrini (“Turrini”) (the individual defendants collectively, the “Appointed Directors” and the Appointed Directors and Vivendi, collectively, “Vivendi Defendants”);

4.                                 The “Special Committee Defendants” Robert J. Corti (“Corti”), Robert J. Morgado (“Morgado”), and Richard Sarnoff (“Sarnoff”);

5.                                 The “Management Defendants” Brian G. Kelly (“Kelly”) and Robert A. Kotick (“Kotick”); and

6.                                 ASAC II LP (“ASAC”) and ASAC II LLC (“ASAC GP”) (collectively, the “ASAC Defendants,” and together with the Vivendi

Defendants, the Special Committee Defendants and the Management Defendants, the “Defendants”).

WHEREAS,

Summary of the Action

A.                             On or about July 9, 2008, Vivendi indirectly acquired majority control of Activision as a result of a merger between Activision and Vivendi Games.

B.                              At all relevant times through the closing of the challenged transactions on October 11, 2013, Vivendi indirectly owned approximately 62% of Activision’s outstanding shares of common stock.

C.                              On January 29, 2013, the Management Defendants sent a letter to Vivendi proposing a potential transaction that would be subject to the review, negotiation and approval of a special committee of Activision’s Board and involve the purchase of all of Vivendi’s Activision shares at $13.15 per share by Activision, using cash on hand and $4-5 billion in new debt, and “new equity sponsors.” The Management Defendants “would contribute a significant amount of [their] own money to fund the equity portion of the purchase price with the additional equity coming from new investors.”

D.                             On February 14, 2013, the Management Defendants sent a letter to Vivendi providing more details about their proposal. The letter proposed that,

subject to review, negotiation and approval of an independent special committee of Activision’s Board, Activision would repurchase approximately $6 billion of Vivendi’s stake at $13.15 by using $1.3 billion in cash and $4.7 billion in new debt, and that an investment group to be assembled by the Management Defendants would simultaneously purchase the remaining approximately $3 billion of Vivendi’s stake at the same price.

E.                               On February 28, 2013, the Board authorized the formation of a Special Committee consisting of Sarnoff, Morgado, and Corti, which promptly retained independent advisors. The Special Committee was authorized to consider not only the proposal made at that time by the Management Defendants but any other alternative transaction or no transaction at all.

F.                                Following the formation of the Special Committee, the ASAC investment group was formed.

G.                             On July 25, 2013, following negotiations among the Special Committee, Vivendi, and the Management Defendants, Vivendi, ASAC and Activision entered into a stock purchase agreement (the “Stock Purchase  Agreement” or “SPA”). Pursuant to the SPA, Activision agreed to purchase the shares of a Vivendi subsidiary (“Holdco”) that held 428,676,471 shares of Activision’s common stock for $13.60 per share. Holdco also had certain beneficial tax attributes at the time of such purchase of Holdco by Activision.

ASAC agreed to purchase from Vivendi 171,968,042 shares of Activision’s common stock at the same price of $13.60 per share but without the additional tax benefits (collectively, the “Transaction”).

H.                             On September 11, 2013, after making a books and records demand and receiving confidential records of Activision, Pacchia filed a complaint in the Delaware Court of Chancery asserting derivative claims on behalf of Activision against the Management Defendants, the Special Committee Defendants, and the Vivendi Defendants with respect to the Transaction. Activision was named as a nominal defendant.

I.                                     Also on September 11, 2013, plaintiff Douglas M. Hayes filed a complaint in the Delaware Court of Chancery asserting derivative claims on behalf of Activision and class claims on behalf of a putative class of Activision stockholders against Activision, the Vivendi Defendants, the Special Committee Defendants, the ASAC Defendants, as well as Amber Holding Subsidiary Co., Davis Selected Advisers, L.P. (“Davis”), and Fidelity Management & Research Co. (“FMR”). Entities affiliated with Davis and FMR had agreed to invest in ASAC as limited partners.

J.                                   On October 11, 2013, the Transaction closed. Upon closing, the Appointed Directors resigned from the Board of Directors of Activision, a committee of Activision’s Board consisting of Corti and Morgado appointed Peter

Nolan and Elaine Wynn as new directors of Activision, and Activision and ASAC entered into a Stockholders Agreement (the “Stockholders Agreement”).

K.                             On November 11, 2013, the Delaware Court of Chancery entered an order consolidating the Pacchia and Hayes actions.

L.                                On December 3, 2013, the Court named Pacchia Lead Plaintiff and appointed Friedlander & Gorris, P.A. and Bragar Eagel & Squire, PC as Co-Lead Counsel and Rosenthal, Monhait & Goddess, P.A. as Delaware Liaison Counsel.

M.                          Subsequently, Plaintiff amended his complaint four more times, with the operative complaint being a Fifth Amended Verified and Class Action Complaint (the “Complaint”). The Complaint seeks derivative and direct relief against the Vivendi Defendants, the Special Committee Defendants, the Management Defendants, and the ASAC Defendants with respect to the Transaction. The Complaint alleges that the Vivendi Defendants, Special Committee Defendants and Management Defendants breached their fiduciary duties by entering into the Transaction, and that the ASAC Defendants aided and abetted those alleged breaches. Among other things, the Complaint alleges, and the Defendants deny, that the Management Defendants usurped a corporate opportunity in purchasing shares of stock from Vivendi at a discount to the market price and obtained control over Activision, and that Vivendi assented to the

Transaction to obtain desired liquidity. The Complaint also challenges the initial appointment and subsequent re-nomination and reelection by some or all of the Special Committee Defendants and Management Defendants of Nolan and Wynn to the Activision Board as a breach of fiduciary duty and a breach of the Stockholders Agreement by ASAC.

N.                             On June 6, 2014, the Court denied Defendants’ motions to dismiss the breach of fiduciary duty claims alleged in a prior iteration of the Complaint. On June 6, 2014, the Court granted ASAC’s motion to dismiss Plaintiff’s direct and derivative claims for breach of the Stockholders Agreement, but gave Plaintiff leave to re-plead derivative claim only. At the time the Parties entered into the settlement embodied in this Stipulation, ASAC’s motion to dismiss Plaintiff’s re-pleaded derivative breach of contract claim was sub judice.

O.                             On June 6, 2014, the Court denied a motion filed by the plaintiff in Benston v. Vivendi S.A., C.A. No. 9447-VCL (Del. Ch.), seeking permission for his counsel to participate in the leadership of the Action.

P.                                Plaintiff propounded extensive discovery, including subpoenas to 16 third parties. In response to Plaintiff’s discovery requests, the Defendants and non-parties produced in excess of 800,000 pages of documents.

Q.                             Plaintiff’s Counsel deposed 23 fact witnesses and Plaintiff was himself deposed. The Parties engaged in expert discovery, including the exchange of opening and rebuttal reports, the deposition of Plaintiff’s expert, and Plaintiff’s counsel’s deposition of three of Defendants’ expert witnesses. At a later date, after discovery was complete, Defendants determined not to identify their fourth expert witness as a trial witness.

R.                              On October 29, 2014, the Court entered an order providing that trial would last for up to ten days, from December 8-19, 2014.

S.                                On November 12, 2014 the Court entered an order certifying the Class, as defined herein, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), appointing Pacchia as representative of the Class, Friedlander & Gorris, P.A. and Bragar Eagel & Squire, PC as Co-Lead Counsel and Rosenthal, Monhait & Goddess, P.A. as Liaison Counsel for the Class.

T.                               In early November, 2014, the parties exchanged drafts of a Proposed Pre-Trial Order.

U.                             In connection with efforts to settle this matter, the Parties engaged in extensive discussions, including three all-day mediation sessions with former United States District Court Judge Layn Phillips.

V.                             The Parties believe that the Stipulation is in the best interests of the Parties, the Class, and Activision’s current stockholders and that the Stipulation confers substantial benefits upon Activision and the Class and that the interests of the Parties, Activision, and the Class would best be served by settlement of the Action on the terms and conditions set forth herein.

Plaintiff’s Claims and the Benefits of the Settlement

W.                         Plaintiff believes that the claims asserted in the Action have merit, but also believes that the settlement set forth below provides substantial and immediate benefits for the Class, Activision, and its current stockholders. In addition to these substantial benefits, Plaintiff and his counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action; (iv) the desirability of permitting the settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and appeals; and (vi) the conclusion of Plaintiff and his counsel that the terms and conditions of the Stipulation are fair, reasonable, and adequate, and that it is in the best interests of the Class, Activision, and its current stockholders to settle the Action on the terms set forth herein.

X.                             Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon the Class, Activision, and its current stockholders. Based upon Plaintiff’s Counsel’s evaluation as well as his own evaluation, Plaintiff has determined that the settlement is in the best interests of the Class, Activision, and its current stockholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

Defendants’ Denials of Wrongdoing and Liability

Y. The Defendants deny any and all allegations of wrongdoing, liability, violations of law or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Action, and maintain that their conduct was at all times proper, in the best interests of Activision and its stockholders, and in compliance with applicable law. The Defendants further deny any breach of fiduciary duties or aiding and abetting any breach of such a fiduciary duty. The Defendants affirmatively assert that the Transaction was the best possible transaction for Activision and its stockholders and has provided Activision and its stockholders with substantial benefits. The Defendants also deny that Activision or its stockholders were harmed by any conduct of the Defendants alleged in the Action or that could have been alleged therein. Each of the Defendants asserts that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Activision and all of its stockholders.

Z.                                Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of trial, post-trial motions, and appeals. In particular, Defendants are cognizant of the burdens this litigation is imposing on Activision and its management, and the impact that continued litigation will have on management’s ability to continue focusing on the creation of stockholder value. Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of Activision without further distraction and diversion of its directors and executive personnel with respect to the Action. Defendants have therefore determined to settle the Action on the terms and conditions set forth in this Stipulation solely to put the Released Claims (as defined herein) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Court of Chancery Rules 23 and 23.1, that the Action shall be fully and finally compromised and settled, the Released Claims shall be released as against the Releasees (as defined below), and the Action shall be dismissed with prejudice, upon and subject to the following terms and conditions of the Settlement, as follows:

I.                                    DEFINITIONS

1.1.                  The “Class” means the holders of shares of Activision common stock that were issued and outstanding as of July 25, 2013 (the “Class Shares”), in their capacities as holders of Class Shares, together with their heirs, assignees, transferees, and successors-in-interest, in each case in their capacity as holders of Class Shares. For avoidance of doubt, the Class includes anyone who acquired a Class Share after July 25, 2013. The Defendants and their affiliates are excluded from the Class. Limited partners in ASAC and their affiliates are included in the Class, but only to the extent they own Class Shares outside of ASAC and ownership of those shares is not attributable to ASAC.

1.2.                  “Current Stockholders” means any Person or Persons (as defined herein) who are record or beneficial owners of Activision common stock as of the close of business on the date of this Stipulation.

1.3.                  “Defendants’ Counsel” means Sullivan & Cromwell LLP; Morris, Nichols, Arsht & Tunnell LLP; Gibson, Dunn & Crutcher LLP; Richards, Layton & Finger, P.A.; Wachtell, Lipton, Rosen & Katz; Seitz Ross Aronstam & Moritz LLP; and Skadden, Arps, Slate, Meagher & Flom LLP.

1.4.                  “Defendants’ Releasees” means Activision, Defendants, defendants in the Miller Action, and any other current or former officer, director, or employee of Activision or of Vivendi, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates and insurers, co-insurers and re-insurers except with respect to claims by any Defendant or Nominal Defendant against such insurer, co-insurer, or re-insurer that have not otherwise been released pursuant to other documentation.

1.5.                  “Effective Date” means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.

1.6.                  “Escrow” means the bank account referred to below and maintained by the Escrow Agent into which the Settlement Payment will be deposited and wherein the Settlement Fund will be held.

1.7.                  “Escrow Agent” means the escrow agent or agents identified in the Escrow Agreement governing the Escrow who shall be chosen by mutual agreement of Plaintiff’s Counsel and Activision.

1.8.                  “Escrow Agreement” means the agreement governing the Escrow.

1.9.                  “Final” means, with respect to any judgment or order, that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the judgment or order; or (ii) if there is an appeal from the judgment or order, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the judgment or order, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the judgment or order, and, if certiorari or other form of review is granted, the date of final affirmance of the judgment or order following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.10.        “Judgment” means the Order and Final Judgment entered by the Court dismissing this Action with prejudice, substantially in the form annexed hereto as Exhibit C.

1.11.        “Miller Action” means Todd Miller v. Kotick, et al., Case No. BC517086 (Cal. Super.) filed in the California Superior Court in Los Angeles County asserting derivative claims on behalf of Activision against Kotick, Kelly, the Special Committee Defendants, the Vivendi Defendants and Does 1-25, and naming Activision as a nominal defendant.

1.12.        “Miller’s Counsel” means Robbins Arroyo LLP.

1.13.        “Notice” means the Notice of Pendency and of Settlement of Action, substantially in the form annexed hereto as Exhibit B.

1.14.        “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.15.        “Plaintiff’s Counsel” means Friedlander & Gorris, P.A.; Bragar Eagel & Squire, PC; and Rosenthal, Monhait & Goddess, P.A.

1.16.  “Plaintiff’s Releasees” means Plaintiff, all other Activision stockholders, and any current or former officer or director of any Activision stockholder, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates.

1.17.  “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on the conduct of the Plaintiff’s Releasees after the Effective Date and do not include any claims that Defendants may have against any of their insurers, co-insurers or reinsurers that are not otherwise released pursuant to other documentation.

1.18.  “Released Plaintiff’s Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims or other claims based upon the purchase or sale of Class Shares), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiff or any other Activision stockholder derivatively on behalf of Activision or as a member of the Class, or by Activision directly against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that relate in any way to, or could arise in connection with, the Transaction (or relate to or arise as a result of any of the events, acts or negotiations related thereto) and the nomination, appointment or election of Activision directors, including but not limited to those alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Fifth Amended Class and Derivative Complaint or the Action, except for claims relating to the enforcement of the Settlement and for any claims that Defendants may have against any of their insurers, co-insurers or reinsurers that are not otherwise released pursuant to other documentation. For the avoidance of doubt, the Released Plaintiff’s Claims include all of the claims asserted in the Miller Action, but do not include claims based on conduct of Defendants’ Releasees after the Effective Date.

1.19.  “Released Claims” means Released Plaintiff’s Claims and Released Defendants’ Claims.

1.20.  “Releasees” means Plaintiff’s Releasees and Defendants’ Releasees.

1.21.  “Releases” means the releases set forth in Section II.B below.

1.22.  “Scheduling Order” means an order scheduling a hearing on the Stipulation and approving the form of Notice and method of giving notice, substantially in the form annexed hereto as Exhibit A.

1.23.  “Settlement Hearing” means the hearing (or hearings) at which the Court will review and assess the adequacy, fairness, and reasonableness of the Stipulation, and the appropriateness and amount of the award of attorneys’ fees, expenses, and special award to be awarded by the Court (as set forth in Sections IV-V, below).

1.24.  “Unknown Claims” means any Released Plaintiff’s Claims that Activision, Plaintiff, or any other Activision stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her, or its favor at the time of the release of the Plaintiff’s Releasees, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff’s Claims and Released Defendants’ Claims, the Parties stipulate and agree that Activision, Plaintiff and each of the Defendants shall expressly waive, and each of the other Activision stockholders and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. Activision, Plaintiff and each of the Defendants acknowledge, and each of the other Activision stockholders and each of the other Defendants’ Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

II.      TERMS OF SETTLEMENT

A.     Settlement Consideration

2.1.    In connection with the settlement and in consideration of the releases set forth herein, Defendants shall cause to be paid the total sum of two hundred seventy-five million dollars ($275,000,000) (the “Settlement Payment”) into Escrow (the “Settlement Fund”). The balance of the Settlement Fund shall be released from Escrow and paid to Activision in accordance with Section VII. The Settlement Payment shall be funded as follows:

(a)    One or more payments by Vivendi totaling sixty-seven million five hundred thousand dollars ($67,500,000) (the “Vivendi Settlement Payment”) within ten (10) business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions. The Appointed Directors shall bear no personal responsibility for any payment in connection with this Stipulation or the Settlement. The Vivendi Defendants shall have no responsibility for the Non-Vivendi Settlement Payment, and no Party other than Vivendi shall have any responsibility for the Vivendi Settlement Payment.

(b)    One or more payments on behalf of or by the Special Committee Defendants, the ASAC Defendants and the Management Defendants, to be paid by ASAC and from multiple insurers, totaling two hundred seven million five hundred thousand dollars ($207,500,000) (the “Non-Vivendi Settlement

Payment”). The Special Committee Defendants and the Management Defendants shall cause any insurer payments on their behalf to be made within fifteen (15) business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions. Payment of that portion of the Non-Vivendi Settlement Payment from ASAC shall be due ten (10) business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions, and further provided that no objection to approval of the Stipulation or entry of Judgment is filed. If an objection to approval of the Stipulation or entry of the Judgment is filed other than an objection directed solely to an award of attorneys’ fees and costs, then payment by ASAC shall be due within ten (10) business days after the Effective Date. Pending the payment required by this paragraph, ASAC shall continue to own shares of Activision stock with a minimum market value equal to 125% of the amount of the payment ASAC is obligated to make under this paragraph plus the amount of all outstanding indebtedness. Because the payments are being made on their behalf as described above, the Special Committee Defendants and the Management Defendants shall bear no personal responsibility for any payment in connection with this Stipulation or the Settlement. Activision shall not fund any portion of the Settlement Payment.

2.2.    On or before July 31, 2015, the number of directors of Activision will be expanded by two, and such newly created directorships shall be filled by persons independent (per the NASDAQ listing standards) of and unaffiliated with all of the following: ASAC; ASAC GP; any limited partner of ASAC; any general partner of ASAC GP; or any indirect owner of ASAC GP. Activision will make any changes to Activision’s bylaws, certificate of incorporation or other corporate documents necessary to facilitate this obligation. In the event either of the directors appointed pursuant to this provision resign during the period provided by Section 2.4, below, he or she shall be replaced by a person meeting the requirements of this Section; however, nothing in this Stipulation shall impose any obligation on Activision to replace any current Activision director in the event of a resignation of such director during the period provided by Section 2.4, below.

2.3.    Within ten (10) days of the entry of the Judgment, the parties to the Stockholders Agreement, dated as of October 11, 2013, by and among Activision and ASAC, will amend Section 3.07 to change the referenced “Stockholder Percentage Interest” from “in excess of 24.9 percent” to “in excess of 19.9 percent.”

2.4.    Each of the provisions set forth in Paragraphs 2.2 and 2.3 above shall remain in effect only so long as ASAC holds more than five percent (5%) of the issued and outstanding stock of Activision.

B. Releases

2.5.    Upon entry of the Judgment, and subject to Activision’s receipt of the Settlement Payment, Activision, Plaintiff, the Class and each and every other Activision stockholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiff’s Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiff’s Claims against Defendants and any other Defendants’ Releasees.

2.6.    Upon entry of the Judgment, and subject to Activision’s receipt of the Settlement Payment, Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiff’s Releasees.

C. Dismissal of Action

2.7.    Upon entry of the Judgment, the Action shall be dismissed in its entirety and with prejudice. Plaintiff, Defendants, and Activision shall each bear his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation, provided that nothing herein shall affect the Activision directors’

claims for advancement or indemnity of their legal fees, costs and expenses incurred in connection with the Action and this Settlement.

2.8.    Within five days after the Judgment becomes Final, Miller’s Counsel shall cause the Miller Action to be dismissed with prejudice and without fees or costs to any Defendant or Activision on the ground that it is moot and that the claims asserted therein have been settled, dismissed and released by virtue of this Stipulation and the Judgment. Miller’s Counsel shall use their best efforts to ensure that the California Superior Court enters the dismissal within five days of the Judgment becoming final; however, any delay by the California Superior Court in entering the dismissal order shall not affect the entitlement of Miller’s Counsel to payment from any attorneys’ fees award pursuant to Section 4.5 below. Miller’s Counsel represents and warrants that the Miller Action shall remain stayed pending the entry of final judgment in this Action.

III.    PROCEDURE FOR APPROVAL

3.1.    Immediately after execution of this Stipulation, the Parties shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of the Scheduling Order, in the form annexed hereto as Exhibit A.

3.2.    In accordance with the Scheduling Order, Activision shall mail, or cause to be mailed, by first class U.S. mail or other mail service if mailed outside the U.S., postage prepaid, the Notice, substantially in the form attached hereto as Exhibit B, to Current Stockholders and all members of the Class at their last known address appearing in the stock transfer records maintained by or on behalf of Activision. All Current Stockholders and all members of the Class who are record holders of Activision common stock on behalf of beneficial owners shall be directed to forward the Notice promptly to the beneficial owners of those securities. Activision shall also file a copy of the Notice as an exhibit to a Form 8K with the Securities and Exchange Commission.

3.3.    Activision shall pay any and all costs, and expenses related to providing notice of the proposed Settlement (“Notice Costs”) regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiff, any other Activision stockholder, or their attorneys be responsible for any such Notice Costs.

3.4.    The Parties and their attorneys agree to use their individual and collective best efforts to obtain Court approval of Stipulation. The Parties and their attorneys further agree to use their individual and collective best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Stipulation provided for hereunder and the dismissal of the Action.

The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and to use their best efforts to effect the consummation of this Stipulation.

3.5.    If the Settlement embodied in this Stipulation is approved by the Court, the Parties shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit C.

IV.    ATTORNEYS’ FEES AND EXPENSES

4.1.    Plaintiff’s Counsel, on behalf of themselves and Miller’s Counsel, intend to petition the Court for an award of attorneys’ and litigation expenses, based on the benefits provided to Activision, the Class and Activision’s stockholders from the Settlement and the prosecution of the Action, which is no greater than seventy-two million five hundred thousand dollars ($72,500,000) (the “Fee and Expense Application”). Any Fee Award (as defined below) will be paid by the Escrow Agent from the Settlement Fund. Defendants and Activision agree that they will not object to or otherwise take any position on the Fee and Expense Application so long as the Fee and Expense Application seeks an award no greater than seventy-two million five hundred thousand dollars ($72,500,000).

4.2.    The Escrow Agent or its representative shall cause to be paid from the Settlement Fund to Plaintiff’s Counsel any attorneys’ fees and expenses that are awarded by the Court (the “Fee Award”). The Fee Award shall be paid from the

Settlement Fund by the Escrow Agent or its representative to Plaintiff’s Counsel within ten (10) business days after the Effective Date.

4.3.    Plaintiff’s Counsel has informed Activision and Defendants that they intend to apply to the Court for a special award to Plaintiff for what they characterize as his services over and above the customary responsibilities of a derivative and class representative of up to fifty thousand dollars ($50,000) to be payable from the fees and expenses the Court awards to Plaintiff’s Counsel in connection with the Fee and Expense Application (the “Special Award Application”). Defendants and Activision have not agreed to and reserve the right to oppose the Special Award Application.

4.4.    If, after payment of the Fee Award, the Fee Award is reversed, vacated, or reduced by final non-appealable order, or the Settlement is terminated in accordance with the terms of this Stipulation, Plaintiff’s Counsel shall, within ten (10) business days after receiving from Defendants’ Counsel or from a court of appropriate jurisdiction notice of the termination of the Settlement or notice of any reduction of the Fee Award by final non-appealable order, return to Activision or the Escrow (if still in effect at the time) the difference between the attorneys’ fees and expenses awarded by the Court in the Fee Award on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand or otherwise on the other hand.

4.5.    The Fee Award shall be the sole aggregate compensation for Plaintiff’s Counsel and Miller’s Counsel in connection with the Action and the Settlement. Plaintiff’s Counsel shall allocate the attorneys’ fees awarded amongst Plaintiff’s Counsel and Miller’s Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to achieving the benefits of the proposed Settlement. No payment from any attorneys’ fees award shall be made to any counsel not affiliated with Plaintiff’s Counsel or Miller’s Counsel (and no payment to Miller’s Counsel shall be made if the Miller Action is not dismissed with prejudice as set forth in Section 2.8, above). Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or expenses to Plaintiff’s Counsel or Miller’s Counsel.

4.6.    Neither Defendants nor Activision shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, any person or entity (including, without limitation, Plaintiff or Plaintiff’s Counsel), directly or indirectly, in connection with the Action or the Settlement, except as expressly provided for in this Stipulation, provided that nothing herein shall affect the Activision directors’ claims for advancement or indemnity for their legal fees, costs and expenses incurred in connection with the Action and this Settlement.

4.7.    Neither Plaintiff nor Plaintiff’s Counsel shall be liable for or obligated to pay any fees, expenses, costs, or disbursements to, or incur any expenses on behalf of, any person or entity (including, without limitation, Defendants, Activision, or their counsel), directly or indirectly, in connection with the Delaware Action or the Settlement.

4.8.    This Stipulation, the Settlement, the Judgment, and whether the Judgment becomes Final are not conditioned upon the approval of an award of attorneys’ fees, costs, or expenses, either at all or in any particular amount, by the Court.

4.9.    Plaintiff’s Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to Plaintiff, except as may be approved by the Court.

V.      STAY PENDING COURT APPROVAL

5.1.    Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Action other than those incident to the Settlement.

5.2.    Except as necessary to pursue the Settlement and determine a Fee Award, pending final determination of whether the Stipulation should be approved, all Parties to the Action (including Plaintiff, the Defendants, and Activision) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Activision, or in any other capacity, any action or other proceeding asserting any Released Claims.

5.3.    Notwithstanding Paragraphs 5.1 and 5.2, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Application or Special Award Application.

VI.    EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1.    Plaintiff, Defendants (provided they unanimously agree or if only certain Defendants are affected by the occurrence of any event set forth in clauses (b) through (d) below, provided that such Defendants as are affected agree), and Activision shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any part of it that materially affects any party’s rights or obligations hereunder; (c) the Court’s declining to enter the Judgment in any material respect; or (d) the date upon which the Judgment is modified or reversed in any material respect by an appellate court. Neither a modification nor a reversal on appeal of the amount of fees, costs, and expenses awarded by the Court to Plaintiff’s Counsel or of the amount of special award to Plaintiff (if a Special Award Application is made and granted by the Court) shall be deemed a material modification of the Judgment or this Stipulation.

6.2.    In the event that the Settlement is terminated pursuant to the terms of Paragraph 6.1 of this Stipulation or the Effective Date otherwise fails to occur for any other reason, then (i) the Settlement and this Stipulation (other than this Section VI and Paragraph 3.3 above) shall be canceled and terminated; (ii) any judgment entered in the Delaware Action and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under the Settlement shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) all proceedings in the Delaware Action shall revert to their status as of November 13, 2013, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are required to be produced during discovery in the Delaware Action or in any other litigation; (vi) the Parties shall jointly petition the Court for a revised schedule for trial; (vii) the Parties shall proceed in all respects as if the Settlement and this Stipulation (other than this Section VI and Paragraph 3.3 above) had not been entered into by the Parties; and (viii) the Settlement Fund paid or due with respect to such amounts, less any escrow fees or costs actually incurred and paid or payable, shall be refunded directly to Defendants and any insurers who made payments pursuant to Paragraph 2.1(b) in an amount proportional to their contributions within five (5) business days after such cancellation or termination.

6.3.    In the event Vivendi fails to make the Vivendi Settlement Payment as required by Paragraph 2.1(a), Plaintiff shall have the right to terminate the Settlement and this Stipulation as to the Vivendi Defendants by providing written notice of his election to do so to the other parties to this Stipulation and the Court within five business days of such default. In the event Activision does not receive the Non-Vivendi Settlement Payment as required by Paragraph 2.1(b), Plaintiff shall have the right to terminate this Stipulation as to the Defendants other than the Vivendi Defendants by providing written notice of his election to do so to the other parties to this Stipulation and the Court within five business days of such default. In the event this Settlement is terminated pursuant to this paragraph as to less than all Defendants, the provisions of Paragraph 6.2 shall be applicable, but solely as between Plaintiff and the Defendants as to whom the Settlement has been terminated, and the parties shall otherwise confer with the Court to modify its prior Orders and Judgment consistent with such limited termination and to confer the releases provided herein under Paragraphs 2.5 and 2.6 solely as to the Defendants as to whom the Settlement is not terminated. In addition to the foregoing, Plaintiff shall have the right to specifically enforce the Stipulation and compel the payment of the Vivendi Settlement Payment and the Non-Vivendi Settlement Payment.

VII.   THE SETTLEMENT FUND

7.1.    The Settlement Fund shall be deemed to be in the custody of the Court and will remain subject to the jurisdiction of the Court until such time as it is distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in a non-interest bearing account.

7.2.    The Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1, and the Parties shall so treat it, and Plaintiff’s Counsel, as administrators of the Escrow within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be responsible for filing any required tax returns for the Account and paying from the Account any taxes, including any interest or penalties thereon (the “Taxes”), owed with respect to the Escrow. In addition, Plaintiff’s Counsel and their agents, and the Parties, as required, shall do all things that are necessary or advisable to carry out the provisions of this Paragraph.

7.3.    All Taxes arising with respect to the Settlement Fund and any expenses and costs incurred in connection with the payment of Taxes pursuant to this Paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing, administration and distribution costs and expenses relating to the filing or the failure to file all necessary or advisable tax returns (the “Tax Expenses”)) shall be paid out of the Settlement Fund. None of Activision, Defendants, the Released Parties or the Escrow Agent shall have any liability or responsibility for the Taxes or the Tax Expenses. Plaintiff’s Counsel or their agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg. § 1.468B-2(l). All tax returns shall be consistent with the terms herein and in all events shall reflect that all Taxes shall be paid out of the Settlement Fund. Plaintiff’s Counsel or their agents shall also timely pay any required Taxes and Tax Expenses out of the Settlement Fund, and are authorized to withdraw, without prior consent of the Defendants or order of the Court, from the Escrow amounts necessary to pay Taxes and Tax Expenses. Activision and Defendants agree to timely provide to Plaintiff’s Counsel the statement described in Treas. Reg. § 1.468B-3(e).

7.4.    The Settlement Fund shall be applied as follows:

(a)    To pay all costs and expenses incurred in connection with administering the Escrow, such as escrow fees, costs and taxes;

(b)    Subject to the approval of further order(s) of the Court, to pay to Plaintiff’s Counsel the Fee Award; and

(c)     To distribute the balance of the Settlement Fund to Activision, via wire transfer instructions provided by Activision, within ten (10) business days after the Effective Date.

VIII.  NO ADMISSION OF LIABILITY

8.1.    It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, Activision, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiff, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiff or any of the other Plaintiff’s Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Fifth Amended Class and Derivative Complaint would not have exceeded the Settlement Payment. The Defendants and the Released Persons may file this Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

IX.    MISCELLANEOUS PROVISIONS

9.1.   This Stipulation shall be deemed to have been mutually prepared by the Parties hereto and shall not be construed against any of them by reason of authorship.

9.2.   The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

9.3.   This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any signature to the Stipulation by means of facsimile or electronic scanning shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof and without any necessity for delivery of the originally signed signature pages in order for this to constitute a binding agreement.

9.4.    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

9.5.    Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.

9.6.    Plaintiff and Plaintiff’s Counsel represent and warrant that none of Plaintiff’s claims referred to in this Stipulation or that could have been alleged in the Action have been assigned, encumbered, or in any manner transferred in whole or in part.

9.7.    This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of the Parties.

9.8.    Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.

Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation. Each of the Defendants’ respective obligations hereunder are several and not joint, and the breach or default by one Defendant shall not be imputed to, nor shall any Defendant have any liability or responsibility for, the obligations of any other Defendant herein.

9.9.    This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

9.10.  Notwithstanding the entry of the Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of the Stipulation, including, without limitation, any matters relating to awards of attorneys’ fees and expenses to Plaintiff’s Counsel.

9.11.  The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto. Each Party (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party or such Party’s agent; and (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum.

9.12.  Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

9.13.  The following exhibits are annexed hereto and incorporated herein by reference:

(a)     Exhibit A: Scheduling Order With Respect to Notice and Settlement Hearing;

(b)     Exhibit B: Notice of Pendency and of Settlement of Action; and

(c)      Exhibit C: Final Order and Judgment.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of the date noted above.

[SIGNATURE PAGES FOLLOW]

FRIEDLANDER & GORRIS, P.A.

Joel Friedlander (#3163)
Jeffrey M. Gorris (#5102)
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
(302) 573-3500
Co-Lead Counsel for Plaintiff

OF COUNSEL:	ROSENTHAL, MONHAIT & GODDESS, P.A.
Lawrence P. Eagel
Jeffrey H. Squire BRAGAR EAGEL & SQUIRE, PC 885 Third Avenue, Suite 3040 New York, NY 10022 (212) 308-5858
Jessica Zeldin (#3558)
919 N. Market Street, Suite 1401
Wilmington, DE 19801
(302) 656-4433
Delaware Liaison Counsel for
Plaintiff

ROBBINS ARROYO LLP

Stephen J. Oddo
600 B Street, Suite 1900
San Diego, CA 92101
(619) 525-3990
Miller’s Counsel
(As to Section 2.8 Only)

OF COUNSEL:	SEITZ ROSS ARONSTAM & MORITZ LLP
William Savitt	/s/ Garrett B. Moritz
Ryan A. McLeod	Collins J. Seitz, Jr. (#2237)
Benjamin D. Klein	Garrett B. Moritz (#5646)
WACHTELL, LIPTON, ROSEN	Eric D. Selden (#4911)
& KATZ	100 S. West Street, Suite 400
51 West 52nd Street	Wilmington, DE 19801
New York, NY 10019	(302) 576-1600
(212) 403-1000	Attorneys for Defendants Robert J.
Corti, Robert J. Morgado and Richard
Sarnoff

OF COUNSEL:	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Robert A. Sacks
Diane L. McGimsey	/s/ Shannon E. German
SULLIVAN & CROMWELL LLP	R. Judson Scaggs, Jr. (#2676)
1888 Century Park East, Suite 2100	Shannon E. German (#5172)
Los Angeles, CA 90067	1201 North Market Street, 16th Floor
(310) 712-6644	Wilmington, DE 19801
(302) 658-9200
Attorneys for Defendants Brian G. Kelly, Robert A. Kotick, ASAC II LP, and ASAC II LLC

OF COUNSEL:	RICHARDS, LAYTON & FINGER, P.A.
Joel A. Feuer	/s/ Raymond J. DiCamillo
Michael M. Farhang	Raymond J. DiCamillo (#3188)
GIBSON, DUNN & CRUTCHER LLP	Susan M. Hannigan (#5342)
333 South Grand Avenue	One Rodney Square
Los Angeles, CA 90071	920 N. King Street
(213) 229-7000	Wilmington, DE 19801
(302) 651-7700
Attorneys for Defendants Vivendi,
S.A., Philppe G. H. Capron, Jean-Yves
Charlier, Frederic R. Crepin, Jean-
Francois Dubos, Lucian Grainge and
Regis Turrini

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Edward P. Welch (#671)
Edward B. Micheletti (#3794)
Sarah Runnells Martin (#5230)
Lori W. Will (#5402)
One Rodney Square
Wilmington, DE 19899-0636
(302) 651-3000
Attorneys for Nominal Defendant
Activision Blizzard, Inc.

December 19, 2014

EXHIBIT A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: ACTIVISION BLIZZARD, INC.	)	Consolidated
STOCKHOLDER LITIGATION	)	C.A. No. 8885-VCL

SCHEDULING ORDER WITH RESPECT

TO NOTICE AND SETTLEMENT HEARING

WHEREAS, the parties to the above-captioned action (the “Action”) have entered into a Stipulation of Compromise and Settlement dated December 19, 2014 (the “Stipulation”), which sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Action, subject to review and approval by this Court pursuant to Court of Chancery Rules 23 and 23.1 upon notice to the Class (as defined in the Stipulation), including the current stockholders of nominal defendant Activision Blizzard, Inc. (“Activision”);

NOW, upon application of the parties, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto,

IT IS HEREBY ORDERED this        day of                                    , 2014 as follows:

1.       Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for the purposes of this order.

2.       On November 12, 2014, the Court certified a class comprising the holders of shares of Activision common stock that were issued and outstanding as of July 25, 2013 (the “Class Shares”), in their capacities as holders of Class Shares, together with their heirs, assignees, transferees, and successor-in-interest, in each case in their capacity as holders of Class Shares. This includes all persons who acquired Class Shares after July 25, 2013. The Defendants and their affiliates are excluded from the Class. Limited partners in ASAC and their affiliates are included in the Class, but only to the extent they own Class Shares outside of ASAC and ownership of those shares is not attributable to ASAC.

3.       The Court also appointed Anthony Pacchia as representative of the Class, Friedlander & Gorris, P.A. and Bragar, Eagel & Squire PC as Co-Lead Counsel for the Class, and Rosenthal, Monhait & Goddess, P.A. as Liaison Counsel for the Class.

4.       A hearing (the “Settlement Hearing”) shall be held on                                 , 2015, at          .m. in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of the Class, Activision and its current stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Judgment as provided in the Stipulation, finally certifying the Class, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (c) consider Plaintiff’s

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Counsel’s Fee and Expense Application, including any special award to Plaintiff; (d) hear and determine any objections to the proposed Settlement, the class action determination, Plaintiff’s Counsel’s Fee and Expense Application, or any application for a special award to Plaintiff (Plaintiffs’ counsel has reserved the right to make such a request to be paid from any fees awarded to Plaintiff’s counsel and Defendants have reserved the right to oppose); and (e) rule on such other matters as the Court may deem appropriate.

5.      The Settlement Hearing may be adjourned by the Court from time to time without further notice to the Class and Current Stockholders other than by announcement at the Settlement Hearing or other adjournment thereof, or a notation on the docket in the Action.

6.      The Court reserves the right to approve the Settlement at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation, and without further notice to the Class and Current Stockholders. Further, the Court may render its Judgment, and order the payment of attorneys’ fees and expenses, including allowing a special award to Plaintiff, all without further notice to the Class and Current Stockholders. The Court retains jurisdiction over this Action to consider further applications arising out of or connected with the proposed Settlement.

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7.      The Court approves, in form and content, the Notice of Pendency and of Settlement of Action (the “Notice”) filed by the parties with the Stipulation as Exhibit B and finds that the giving of notice substantially in the manner set forth herein meets the requirements of Court of Chancery Rules 23 and 23.1 and due process, is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto. No later than sixty (60) calendar days prior to the Settlement Hearing (the “Notice Date”), Activision shall mail, or cause to be mailed, by first class U.S. mail or other mail service if mailed outside the U.S., postage pre-paid, the Notice, substantially in the form annexed as Exhibit B to the Stipulation, to all persons who are current stockholders of record or were on July 25, 2013 record holders of common stock of Activision at their last known address appearing in the stock transfer records maintained by or on behalf of Activision. All Current Stockholders and all members of the Class who are record holders of Activision common stock on behalf of beneficial owners shall be directed to forward the Notice promptly to the beneficial owners of those securities. Additionally, Activision shall use reasonable efforts to give notice to all beneficial owners of common stock of Activision by providing additional copies of the Notice to any record holder requesting the Notice for purposes of distribution to such beneficial owners.

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8.      No later than the Notice Date, Activision shall also file a copy of the Notice as an exhibit to a Form 8K with the Securities and Exchange Commission.

9.      Activision shall pay any and all costs and expenses related to providing notice of the proposed Settlement (“Notice Costs”) regardless of whether Effective Date shall occur, and in no event shall Plaintiff, any other Activision stockholder, any other Defendant, or their attorneys be responsible for any such Notice Costs.

10.    At least ten (10) business days prior to the Settlement Hearing, Activision shall file an appropriate affidavit attesting to provision of the Notice in accordance with this Order.

11.    As set forth in the Notice, any Class member that continues to own such shares of Activision stock as of the date of the Settlement Hearing, including any Current Stockholder, who objects to the class action determination, the Settlement, the proposed Judgment to be entered, the Fee and Expense Application (or any special award to Plaintiff), or who otherwise wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, the allowance of fees and expenses to Plaintiff’s

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Counsel, or any special award to Plaintiff unless he, she, or it has, no later than ten business days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, the following: (a) proof of ownership of Activision stock either (i) as of July 25, 2013 and continuously to the present (if objecting to the derivative aspects of the settlement); or (ii) as of July 25, 2013 or as a result of the acquisition of Class Shares thereafter (if objecting to the class aspects of the settlement); (b) a written and signed notice of the Objector’s intention to appear, which states the name, address and telephone number of Objector and, if represented, his, her or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than ten (10) calendar days prior to the Settlement Hearing:

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Joel Friedlander, Esq.

Jeffrey M. Gorris, Esq.

FRIEDLANDER & GORRIS, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801

Co-Lead Counsel for Plaintiff

Jessica Zeldin, Esq.

ROSENTHAL, MONHAIT & GODDESS, P.A.

919 N. Market Street, Suite 1401

Wilmington, DE 19801

Delaware Liaison Counsel for Plaintiff

Collins J. Seitz, Jr., Esq.

Garrett B. Moritz, Esq.

Eric D. Selden, Esq.

SEITZ ROSS ARONSTAM & MORTIZ LLP

100 S. West Street, Suite 400

Wilmington, DE 19801

Attorneys for Defendants Robert J. Corti, Robert J. Morgado and Richard Sarnoff

R. Judson Scaggs, Jr., Esq.

Shannon E. German, Esq.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street, 16th Floor

Wilmington, DE 19801

Attorneys for Defendants Brian G. Kelly, Robert A. Kotick, ASAC II LP, and ASAC II LLC

Raymond J. DiCamillo, Esq.

Susan M. Hannigan, Esq.

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 N. King Street

Wilmington, DE 19801

Attorneys for Defendants Vivendi, S.A., Philppe G. H. Capron, Jean-Yves Charlier, Frederic R. Crepin, Jean-Francois Dubos, Lucian Grainge and Regis Turrini

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Edward P. Welch, Esq.

Edward B. Micheletti, Esq.

Sarah Runnells Martin, Esq.

Lori W. Will, Esq.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Rodney Square

Wilmington, DE 19899-0636

Attorneys for Nominal Defendant Activision Blizzard, Inc.

12.     Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Settlement, the Fee and Expense Application, any special award to Plaintiff or other matter related to the Settlement, in the Action or any other action or proceeding, and will otherwise be bound by the Judgment to be entered and the releases to be given.

13.     At least 15 business days prior to the Settlement Hearing, Plaintiff’s Counsel shall file with the Court a brief in support of the Settlement and Plaintiff’s Counsel’s Fee and Expense Application (including any special award to Plaintiff). Any objections to the Fee and Expense Application, or to any request for a special award to Plaintiff, shall be filed and served no later than ten business days prior to the Settlement Hearing.

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14.    At least five business days prior to the Settlement Hearing, the parties may file with the Court a brief in response to any objections made by an Objector pursuant to Paragraph 11 above, and Plaintiff may file and serve a brief in response to any objections to the Fee and Expense Application or to any request for a special award to Plaintiff.

15.    If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit C.

16.    In the event that the Settlement is terminated in its entirety pursuant tothe terms of Paragraph 6.1 of the Stipulation or the Effective Date otherwise fails to occur for any reason, the Settlement and the Stipulation (other than Section VI and Paragraph 3.3 thereof) shall be canceled and terminated; this Order (other than paragraph 9 hereof) shall become null and void and be without prejudice to the rights of Plaintiff, the Class, the other Activision stockholders, Defendants, and the Company; and all proceedings in, and parties to, the Action shall revert to their status as of November 13, 2014.

17.    All discovery and other proceedings in this Action (except as may be necessary to carry out the terms and conditions of the proposed Settlement) are hereby stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending final determination of whether the Stipulation should be

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approved, all parties to the Action are hereby enjoined against instituting, commencing, prosecuting, continuing, or in any way participating in, whether directly, representatively, individually, derivatively on behalf of Activision, or in any other capacity, any action or other proceeding asserting any Released Claims, excluding any claims any Defendant or Nominal Defendant has against insurers, re-insurers or co-insurers that are not released pursuant to other documentation.

18.     The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to anyone other than the parties to the Action and any Objectors.

Vice Chancellor J. Travis Laster

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EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: ACTIVISION BLIZZARD, INC.	)	Consolidated
STOCKHOLDER LITIGATION	)	C.A. No. 8885-VCL

NOTICE OF PENDENCY AND SETTLEMENT OF ACTION

TO: ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK OF ACTIVISION BLIZZARD, INC. (“ACTIVISION” OR THE “COMPANY”) THAT WERE ISSUED AND OUTSTANDING AS OF JULY 25, 2013 (“CLASS SHARES”), INCLUDING THEIR HEIRS, ASSIGNEES, TRANSFEREES, SUCCESSORS-IN-INTEREST, AND ALL OTHER PERSONS WHO ACQUIRED CLASS SHARES AFTER JULY 25, 2013, BUT EXCLUDING THE DEFENDANTS AND THEIR AFFILIATES.

BROKERAGE FIRMS, BANKS, AND OTHER PERSONS OR ENTITITES WHO HELD CLASS SHARES OR WHO HELD SHARES OF RECORD WHO ARE NOT ALSO BENEFICIAL OWNERS, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF SUCH SHARES, OR REQUEST ACTIVISION TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned stockholder derivative and class action (the “Action”), which was brought by an Activision stockholder on behalf of and for the benefit of a class of Activision stockholders and Activision in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, i.e., the Effective Date occurs, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is publicly available for review as indicated in paragraph 42 below; (iii) the hearing that the Court will hold on                        , 2015 at _:__ _.m., to determine whether to finally certify the class, whether to approve the Settlement and to consider Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses and Plaintiff’s Counsel’s application for a special award to Plaintiff; and (iv) current Class members’ and stockholders’ rights with respect to the proposed Settlement and Plaintiff’s Counsel’s application for attorneys’ fees and expenses and Plaintiff’s Counsel’s application for a special award to Plaintiff.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

The Stipulation was entered into as of December __, 2014, between and among: plaintiff in the Action (“Plaintiff”); Vivendi S.A. (“Vivendi”) and individual defendants Philippe G.H. Capron, Jean-Yves Charlier, Frédéric R. Crépin, Jean-Francois Dubos, Lucian Grainge, and Régis Turrini (the individual defendants collectively, the “Appointed Directors” and the Appointed Directors and Vivendi, collectively the “Vivendi Defendants”); individual defendants Robert J. Corti, Robert J. Morgado, and Richard Sarnoff (collectively, the “Special Committee Defendants”); individual defendants Brian G. Kelly and Robert A. Kotick (Messrs. Kelly and Kotick, collectively the “Management Defendants “), ASAC II LP (“ASAC”) and ASAC II LLC (“ASAC GP”) (ASAC and ASAC GP, collectively, the “ASAC Defendants,” and together with the Vivendi Defendants and the Special Committee Defendants, the “Defendants”); and nominal defendant Activision (collectively with Plaintiff, Vivendi Defendants, Special Committee Defendants, and ASAC Defendants, the “Parties”), subject to the approval of the Court pursuant to Delaware Chancery Rules 23 and 23.1.

Because this Action was brought as a class and derivative action on behalf of and for the benefit of a class of stockholders and Activision, the benefits of the Settlement will go to both Activision and the Class, as defined below. Individual Class members will not receive any direct payment of funds from the Settlement, but will obtain the benefits from the Settlement that are described in paragraph 29 below.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects Activision stockholders’ and Class members’ legal rights.

2.            In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3.            In a class action, one or more people and/or entities who were stockholders at the time the claim arose sue on behalf of and for the benefit of the individual class members, seeking to enforce the Class members’ legal rights.

4.            As described more fully in paragraph 40 below, Class members, including current stockholders, have the right to object to the proposed Settlement, the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses and Plaintiff’s Counsel’s application for a special award to Plaintiff. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on                           , 2015, at _:__ _.m., at the New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of the Class, Activision and its current stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Judgment as provided in the

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Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (c) consider Plaintiff’s Counsel’s Fee and Expense Application, (d) consider any application by Plaintiff’s counsel for a special award to Plaintiff; (e) hear and determine any objections to the proposed Settlement, the class action determination or Plaintiff’s Counsel’s Fee and Expense Application, including a special award to Plaintiff; and (f) rule on such other matters as the Court may deem appropriate.

5.       The Court has reserved the right to adjourn or continue the Settlement Hearing including consideration of the application by Plaintiff’s Counsel for attorneys’ fees and expenses and any application by Plaintiff’s Counsel for a special award to Plaintiff, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

6.            On or about July 9, 2008, Vivendi indirectly acquired majority control of Activision as a result of a merger between Activision and Vivendi Games.

7.            At all relevant times through the closing of the challenged transactions on October 11, 2013, Vivendi indirectly owned approximately 62% of Activision’s outstanding shares of common stock.

8.            On January 29, 2013, the Management Defendants sent a letter to Vivendi proposing a potential transaction that would be subject to the review, negotiation and approval of a special committee of Activision’s Board and involve the purchase of all of Vivendi’s Activision shares at $13.15 per share by Activision, using cash on hand and $4-5 billion in new debt, and “new equity sponsors.” The Management Defendants “would contribute a significant amount of [their] own money to fund the equity portion of the purchase price with the additional equity coming from new investors.”

9.            On February 14, 2013, the Management Defendants sent a letter to Vivendi providing more details about their proposal. The letter proposed that, subject to review, negotiation and approval of an independent special committee of Activision’s Board, Activision would repurchase approximately $6 billion of Vivendi’s stake at $13.15 by using $1.3 billion in cash and $4.7 billion in new debt, and that an investment group to be assembled by the Management Defendants would simultaneously purchase the remaining approximately $3 billion of Vivendi’s stake at the same price.

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10.          On February 28, 2013, the Board authorized the formation of a Special Committee consisting of the Special Committee Defendants, which promptly retained independent advisors. The Special Committee was authorized to consider not only the proposal made at that time by the Management Defendants but any other alternative transaction or no transaction at all.

11.          Following the formation of the Special Committee, the ASAC investment group was formed.

12.          On July 25, 2013, following negotiations among the Special Committee, Vivendi and the Management Defendants, Vivendi, ASAC and Activision entered into a stock purchase agreement (the “Stock Purchase Agreement” or “SPA”). Pursuant to the SPA, Activision agreed to purchase the shares of a Vivendi subsidiary (“Holdco”) that held 428,676,471 shares of Activision’s common stock for $13.60 per share. Holdco also had certain beneficial tax attributes at the time of such purchase of Holdco by Activision. ASAC agreed to purchase from Vivendi 171,968,042 shares of Activision’s common stock at the same price of $13.60 per share but without the additional tax benefits (collectively, the “Transaction”).

13.          On August 1, 2013, Todd Miller commenced an action styled Todd Miller v. Kotick, et al., Case No. BC517086 (Cal. Super.) (the “Miller Action”), filed in the California Superior Court in Los Angeles County, asserting derivative claims on behalf of Activision against the Management Defendants, the Special Committee Defendants, the Vivendi Defendants and Does 1-25, and naming Activision as a nominal defendant.

14.          On September 11, 2013, after making a books and records demand and receiving confidential records of Activision, Plaintiff in the Action, Anthony Pacchia, filed a complaint in the Delaware Court of Chancery asserting derivative claims on behalf of Activision against the Management Defendants, the Special Committee Defendants, and the Vivendi Defendants with respect to the Transaction. Activision was named as a nominal defendant.

15.          Also on September 11, 2013, plaintiff Douglas M. Hayes filed a complaint in the Court asserting derivative claims on behalf of Activision and class claims on behalf of a putative class of Activision stockholders against Defendants and other parties.

16.          On October 11, 2013, the Transaction closed. Upon closing, the Appointed Directors resigned from the Board of Directors of Activision, a committee of Activision’s Board consisting of Corti and Morgado appointed Peter Nolan and Elaine Wynn as new directors of Activision, and Activision and ASAC entered into a Stockholders Agreement (the “Stockholders  Agreement”).

17.          On November 11, 2013, the Court entered an order consolidating the Pacchia and Hayes actions.2

2 The following constituent actions were consolidated into the Action: Pacchia v. Kotick, et al., C.A. No. 8884-VCL (Del. Ch.); Hayes v. Activision Blizzard, Inc., et al., C.A. No. 8885-VCL (Del. Ch.); and Benston v. Vivendi S.A., C.A. No. 9447-VCL (Del. Ch.).

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18.        On December 3, 2013, the Court named Pacchia Lead Plaintiff and appointed Friedlander & Gorris, P.A. and Bragar Eagel & Squire, PC as Plaintiff’s Counsel and Rosenthal, Monhait & Goddess, P.A. as Delaware Liaison Counsel (“Plaintiff’s Counsel”).

19.        Subsequently, Plaintiff amended his complaint four more times, with the operative complaint being a Fifth Amended Verified and Class Action Complaint (the “Complaint”). The Complaint seeks derivative and direct relief against the Vivendi Defendants, the Special Committee Defendants, the Management Defendants, and the ASAC Defendants with respect to the Transaction. The Complaint alleges that the Vivendi Defendants, the Special Committee Defendants and Management Defendants breached their fiduciary duties by entering into the Transaction, and that the ASAC Defendants aided and abetted those alleged breaches. Among other things, the Complaint alleges, and the Defendants deny, that the Management Defendants usurped a corporate opportunity in purchasing shares of stock from Vivendi at a discount to the market price and obtained control over Activision, and that Vivendi assented to the Transaction to obtain desired liquidity. The Complaint also challenges the initial appointment and subsequent re-nomination and reelection by some or all of the Special Committee Defendants and Management Defendants of directors Peter Nolan and Elaine Wynn to the Activision Board as a breach of fiduciary duty and a breach of the Stockholders Agreement by ASAC.

20.        On June 6, 2014, the Court denied Defendants’ motions to dismiss the breach of fiduciary duty claims alleged in a prior iteration of the Complaint. On June 6, 2014, the Court granted ASAC’s motion to dismiss Plaintiff’s direct and derivative claims for breach of the Stockholders Agreement, but gave Plaintiff leave to re-plead derivative claim only. At the time the Parties entered into the settlement embodied in the Stipulation, ASAC’s motion to dismiss Plaintiff’s re-pleaded derivative breach of contract claim was sub judice.

21.        On June 6, 2014, the Court denied a motion filed by the plaintiff in Benston v. Vivendi S.A., C.A. No. 9447-VCL (Del. Ch.), which sought permission for his counsel to participate in the leadership of the Action.

22.        During the course of the litigation, Plaintiff propounded extensive discovery, including subpoenas to 16 third parties. In response to Plaintiff’s discovery requests, the Defendants and non-parties produced in excess of 800,000 pages of documents.

23.        Plaintiff’s Counsel deposed 23 fact witnesses and Plaintiff was, himself, deposed.

24.        The Parties engaged in expert discovery, including the exchange of opening and rebuttal reports, the deposition of Plaintiff’s expert and Plaintiff’s counsel’s deposition of three of Defendants’ expert witnesses. At a later date, after discovery was complete, Defendants determined not to identify their fourth expert witness as a trial witness.

25.        On October 29, 2014, the Court entered an order providing that trial would last for up to ten days, from December 8-19, 2014.

26.        On November 12, 2014, the Court entered an order certifying a class, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), of all holders of shares of Activision

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common stock that were issued and outstanding as of July 25, 2013, in their capacities as holders of Class Shares, together with their heirs, assignees, transferees, and successors-in-interest, in each case in their capacity as holders of Class Shares (the “Class”). The Class includes anyone who acquired Class Shares after July 25, 2013. The Defendants and their affiliates are excluded from the Class. Limited partners in ASAC and their affiliates are included in the Class, but only to the extent they own Class Shares outside of ASAC and ownership of those shares is not attributable to ASAC. The Court also appointed Pacchia as representative of the Class, and Friedlander & Gorris, P.A. and Bragar Eagel & Squire, PC as Plaintiff’s Counsel and Rosenthal, Monhait & Goddess, P.A. as Liaison Counsel for the Class. In early November 2014, the parties exchanged drafts of a Proposed Pre-Trial Order.

27.          In connection with efforts to settle this matter, the Parties engaged in extensive discussions, including three all-day mediation sessions with former United States District Court Judge Layn Phillips.

28.          On December 19, 2014, the Parties entered into a formal Stipulation of Settlement setting forth the terms of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

29.          As consideration for the Settlement:

a.           Defendants shall cause to be paid the total sum of two hundred seventy-five million dollars ($275,000,000) (the “Settlement Payment”) into Escrow (the “Settlement Fund”). The balance of the Settlement Fund, minus all costs and expenses incurred in connection with administering the Escrow and the amount of any Fee Award (as defined in paragraph 38 below), shall be released from Escrow and paid to Activision ten business days after the Settlement Effective Date, which is the date the Court’s Judgment approving the Settlement becomes final. The Settlement Payment shall be funded as follows:

(i)                                  One or more payments by Vivendi totaling sixty-seven million five hundred thousand dollars ($67,500,000) (the “Vivendi Settlement Payment”) within ten business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions. The Appointed Directors bear no personal responsibility for any payment in connection with the Stipulation or Settlement. The Vivendi Defendants have no responsibility for the Non-Vivendi Settlement Payment, and no Party other than Vivendi shall have any responsibility for the Vivendi Settlement Payment.

(ii)                              One or more payments on behalf of or by the Special Committee Defendants, the ASAC Defendants and the Management Defendants, to be paid by ASAC and from multiple insurers, totaling two hundred seven million five hundred thousand dollars ($207,500,000) (the “Non-Vivendi

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Settlement Payment”). The Special Committee Defendants and the Management Defendants shall cause any insurer payments on their behalf to be made within 15 business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions. Payment of that portion of the Non-Vivendi Settlement Payment from ASAC is due ten business days after entry of the Judgment, provided that Plaintiff’s Counsel has timely provided complete wire transfer information and instructions, and further provided that no objection to approval of the Stipulation or entry of Judgment is filed. If an objection to approval of the Stipulation or entry of the Judgment is filed other than an objection directed solely to an award of attorneys’ fees and costs, then payment by ASAC is due within ten business days after the Effective Date. Pending the payment required by this paragraph, ASAC shall continue to own shares of Activision stock with a minimum market value equal to 125% of the amount of the payment ASAC is obligated to make under this paragraph plus the amount of all outstanding indebtedness. Because the payments are being made on their behalf as described above, the Special Committee Defendants and the Management Defendants bear no personal responsibility for any payment in connection with the Stipulation or Settlement. Activision shall not fund any portion of the Settlement Payment.

b.          On or before July 31, 2015, the number of directors of Activision will be expanded by two, and such newly created directorships shall be filled by persons independent (per the NASDAQ listing standards) of and unaffiliated with all of the following: ASAC; ASAC GP; any limited partner of ASAC; any general partner of ASAC GP; or any indirect owner of ASAC GP. Activision will make any changes to Activision’s bylaws, certificate of incorporation or other corporate documents necessary to facilitate this obligation. In the event either of the directors appointed pursuant to this provision resigns during the period specified below, he or she shall be replaced by a person meeting these requirements; however, Activision has no obligation to replace any current Activision director in the event of a resignation of such director during the period specified below.

c.           Within ten days of the entry of the Judgment, the parties to the Stockholders Agreement, dated as of October 11, 2013, by and among Activision and ASAC, will amend that Section 3.07 of that Agreement to change the referenced “Stockholder Percentage Interest” from “in excess of 24.9 percent” to “in excess of 19.9 percent.”

d.          If the Court approves the Settlement and all of the conditions are met, each of the provisions set forth in Paragraphs 29(b) and 29(c) above shall remain in effect only so long as ASAC holds more than five percent (5%) of the issued and outstanding stock of Activision.

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WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

30.          Plaintiff believes that the claims asserted in the Action have merit, but also believes that the settlement set forth below provides substantial and immediate benefits for the Class, Activision and its current stockholders. In addition to these substantial benefits, Plaintiff and his counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action; (iv) the desirability of permitting the settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and appeals; and (vi) the conclusion of Plaintiff and his counsel that the terms and conditions of the Stipulation are fair, reasonable, and adequate, and that it is in the best interests of the Class, Activision, and its current stockholders to settle the Action on the terms set forth herein.

31.          Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon the Class, Activision and its current stockholders. Based upon Plaintiff’s Counsel’s evaluation as well as his own evaluation, Plaintiff has determined that the settlement is in the best interests of the Class, Activision and its current stockholders and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation and summarized herein.

32.          The Defendants deny any and all allegations of wrongdoing, liability, violations of law or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Action, and maintain that their conduct was at all times proper, in the best interests of Activision and its stockholders, and in compliance with applicable law. The Defendants further deny any breach of fiduciary duties or aiding and abetting any breach of such a fiduciary duty. The Defendants affirmatively assert that the Transaction was the best possible transaction for Activision and its stockholders and has provided Activision and its stockholders with substantial benefits. The Defendants also deny that Activision or its stockholders were harmed by any conduct of the Defendants alleged in the Action or that could have been alleged therein. Each of the Defendants asserts that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Activision and all of its stockholders.

33.          Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of trial, post-trial motions, and appeals. In particular, Defendants are cognizant of the burdens this litigation is imposing on Activision and its management, and the impact that continued litigation will have on management’s ability to continue focusing on the creation of stockholder value. Defendants wish to eliminate the uncertainty, risk, burden and expense of further litigation, and to permit the operation of Activision without further distraction and diversion of its directors and executive personnel with respect to the Action. Defendants have therefore determined to settle the Action on the terms and conditions set forth in the Stipulation solely to put the Released Claims (as

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defined herein) to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

34.       If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Upon entry of the Judgment, and subject to Activision’s receipt of the Settlement Payment, the Action will be dismissed in its entirety and with prejudice and the following releases will occur:

Release of Claims by Plaintiff, the Class and Activision: Activision, Plaintiff, the Class and each and every other Activision stockholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiff’s Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiff’s Claims against Defendants and any other Defendants’ Releasees.

“Released Plaintiff’s Claims” means all any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims or other claims based upon the purchase or sale of Class Shares), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiff or any other Activision stockholder derivatively on behalf of Activision or as a member of the Class, or by Activision directly against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that relate in any way to, or could arise in connection with, the Transaction (or relate to or arise as a result of any of the events, acts or negotiations related thereto) and the nomination, appointment or election of Activision directors, including but not limited to those alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Fifth Amended Class and Derivative Complaint or the Action, except for claims relating to the enforcement of the Settlement and for any claims that Defendants may have against any of their insurers, co-insurers or reinsurers that are not otherwise released pursuant to other documentation. For the avoidance of doubt, the Released Plaintiff’s Claims include all of the claims asserted in the Miller Action, but do not include claims based on conduct of Defendants’ Releasees after the Effective Date.

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“Defendants’ Releasees” means Activision, Defendants, defendants in the Miller Action, and any other current or former officer, director or employee of Activision or of Vivendi, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources lenders, commercial bankers, attorneys, personal or legal representatives, accountants, associates and insurers, co-insurers and reinsurers, except with respect to claims by any Defendant or Nominal Defendant against such insurer, co-insurer, or re-insurer that have not otherwise been released pursuant to other documentation.

Release of Claims by Defendants: Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiff’s Releasees.

“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on the conduct of the Plaintiff’s Releasees after the Effective Date and do not include any claims that Defendants may have against any of their insurers, co-insurers or reinsurers that are not otherwise released pursuant to other documentation.

“Plaintiff’s Releasees” means Plaintiff, all other Activision stockholders, and any current or former officer or director of any Activision stockholder, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors,

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members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates.

“Unknown Claims” means any Released Plaintiff’s Claims that Activision, Plaintiff, or any other Activision stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her, or its favor at the time of the release of the Plaintiff’s Releasees, which, if known by him, her or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff’s Claims and Released Defendants’ Claims, the Parties stipulate and agree that Activision, Plaintiff and each of the Defendants shall expressly waive, and each of the other Activision stockholders and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. Activision, Plaintiff and each of the Defendants acknowledge, and each of the other Activision stockholders and each of the other Defendants’ Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

35.       In the event Vivendi fails to make the Vivendi Settlement Payment as required, Plaintiff shall have the right to terminate the Settlement and the Stipulation as to the Vivendi Defendants by providing written notice of his election to do so to the other parties to the Stipulation and the Court within five business days of such default. In the event Activision does not receive the Non-Vivendi Settlement Payment as required, Plaintiff shall have the right to terminate the Stipulation as to the Defendants other than the Vivendi Defendants by providing written notice of his election to do so to the other parties to the Stipulation and the Court within five business days of such default. In the event this Settlement is terminated as to less than all Defendants, the parties shall otherwise confer with the Court to modify its prior Orders and Judgment consistent with such limited termination and to confer the releases provided solely as to the Defendants as to whom the Settlement is not terminated. In addition to the foregoing,

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Plaintiff shall have the right to specifically enforce the Stipulation and compel the payment of the Vivendi Settlement Payment and the Non-Vivendi Settlement Payment.

36.          If the Settlement is approved and the Effective Date occurs, since Activision will have released the Released Plaintiff’s Claims described above against any of the other Defendants’ Releasees, no Activision stockholder or Class member will be able to bring another action asserting those claims against those persons on behalf of Activision or individually excluding any claims any Defendant or Nominal Defendant has against insurers, re-insurers or co-insurers that are not released pursuant to other documentation.

37.          Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement and determine a fee award, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, Plaintiff, all Activision stockholders, all Class members, Defendants, and Activision are enjoined from filing, commencing, or prosecuting any Released Claims against the Releasees in the Action or in any other lawsuit in any jurisdiction excluding any claims any Defendant or Nominal Defendant has against insurers, re-insurers or co-insurers that are not released pursuant to other documentation.

HOW WILL THE ATTORNEYS GET PAID?

38.          Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket expenses. Plaintiff’s Counsel invested their own resources for pursuing the Action on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the Action. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Activision and the Class through the Settlement and the prosecution of the Action, Plaintiff’s Counsel, on behalf of themselves and counsel for Plaintiff Miller, intend to petition the Court for an award of attorneys’ and litigation expenses to be paid from the Settlement Payment, and from no other source, which is no greater than $72,500,000 (the “Fee Application”). Defendants and Activision have agreed not to object to such a Fee Application. Additionally, Plaintiff’s Counsel will seek a special award to plaintiff Anthony Pacchia in an amount of up to $50,000 (the “Special Award Application”) to be payable from the fees and expenses awarded by the Court to Plaintiff’s Counsel in connection with the Fee and Expense Application. Defendants have not agreed to and reserve the right to oppose the Special Award Application. The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee Award”) and any special award to Mr. Pacchia.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

39.          The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on                         , 2015, at _:__ _.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

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40.      Any Class member or Current Stockholder who objects to the Settlement, the application for attorneys’ fees and expenses by Plaintiff’s Counsel, or any application for a special award to Plaintiff, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiff’s Counsel (including any special award to Plaintiff) unless, no later than ten business days before the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, the following: (a) proof of ownership of Activision stock either (i) as of July 25, 2013 and continuously to the present (if objecting to the derivative aspects of the settlement); or (ii) as of July 25, 2013 or based upon the acquisition of Class Shares thereafter (if objecting to the class aspects of the settlement); (b) a written and signed notice of the Objector’s intention to appear, which states the name, address and telephone number of Objector and, if represented, his, her or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than ten calendar days prior to the Settlement Hearing:

Joel Friedlander, Esq.
Jeffrey M. Gorris, Esq.

FRIEDLANDER & GORRIS, P.A.

222 Delaware Avenue, Suite 1400

Wilmington, DE 19801

Co-Lead Counsel for Plaintiff

Jessica Zeldin, Esq.

ROSENTHAL, MONHAIT & GODDESS, P.A.

919 N. Market Street, Suite 1401

Wilmington, DE 19801

Delaware Liaison Counsel for Plaintiff

Collins J. Seitz, Jr., Esq.

Garrett B. Moritz, Esq.

Eric D. Selden, Esq.

SEITZ ROSS ARONSTAM & MORTIZ LLP

100 S. West Street, Suite 400

Wilmington, DE 19801

Attorneys for Defendants Robert J. Corti, Robert J. Morgado and Richard Sarnoff

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R. Judson Scaggs, Jr., Esq.

Shannon E. German, Esq.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street, 16th Floor

Wilmington, DE 19801

Attorneys for Defendants Brian G. Kelly, Robert A. Kotick, ASAC II LP, and ASAC II LLC

Raymond J. DiCamillo, Esq.

Susan M. Hannigan, Esq.

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 N. King Street

Wilmington, DE 19801

Attorneys for Defendants Vivendi, S.A., Philppe G. H. Capron, Jean-Yves Charlier, Frederic R. Crepin, Jean-Francois Dubos, Lucian Grainge and Regis Turrini

Edward P. Welch, Esq.

Edward B. Micheletti, Esq.

Sarah Runnells Martin, Esq.

Lori W. Will, Esq.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Rodney Square

Wilmington, DE 19899-0636

Attorneys for Nominal Defendant Activision Blizzard, Inc.

41.        Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Plaintiff’s Counsel’s application for an award of attorneys’ and expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

42.        This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day. You may also view a copy of the Stipulation at http://www.                .com. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Lawrence P. Eagel, Esquire, Bragar Eagel & Squire, PC, 885 Third

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Avenue, Suite 3040, New York, NY 10022, (212) 308-5858, and Joel Friedlander, Friedlander & Gorris, P.A., 222 Delaware Avenue, Suite 1400, Wilmington, DE 19801, (302) 573-3500.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

43.       Brokerage firms, banks, and other persons or entities who hold shares of Activision common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from Activision sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to                         , Corporate Secretary, Activision,                           after which Activision will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling Activision toll-free at                 .

BY ORDER OF THE COURT

Dated: , 2014
Register in Chancery

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EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: ACTIVISION BLIZZARD, INC.	)	Consolidated
STOCKHOLDER LITIGATION	)	C.A. No. 8885-VCL

ORDER AND FINAL JUDGMENT

A hearing having been held before this Court on                               , 2015 pursuant to this Court’s Scheduling Order with Respect to Notice and Settlement Hearing, dated                            , 2014 (the “Scheduling Order”), and upon a Stipulation of Compromise and Settlement, dated December 19, 2014 (the “Stipulation”) outlining a Settlement of the above-captioned action (the “Action”), which is incorporated herein by reference, the parties having appeared by their attorneys of record, the Court having heard and considered the submissions and evidence presented in support of the proposed Settlement, the application for an award of attorneys’ fees, expenses, and the application for a special award to Plaintiff, the opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, and the Court having determined that Notice was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,

IT IS ORDERED, ADJUDGED AND DECREED, this                day of                          , 2015 that:

1.      Unless otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation and the Scheduling Order.

2.      The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over all of the Parties and each of the Current Stockholders and Class members, and it is further determined that Plaintiff, Defendants, Activision, the Class and all Current Stockholders, as well as their transferees, heirs, executors, successors, and assigns, are bound by this Order and Final Judgment (the “Judgment”).

3.      The Notice has been given to all Activision stockholders as of July 25, 2013 and all current stockholders of the Company pursuant to and in the manner directed by the Scheduling Order, proof of mailing, and other dissemination of the Notice was filed with the Court and full opportunity to be heard has been offered to all parties, members of the Class, Current Stockholders of the Company, and persons in interest. The Court finds that the form and means of the Notice was the best notice practicable under the circumstances and was given in full compliance with the requirements of Court of Chancery Rules 23 and 23.1 and due process of law, and that all members of the Class and stockholders of Activision are bound by this Judgment.

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4.       With regard to the class action, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2):

a.       The Court finds that (i) the Class, as defined below, is so numerous that joinder of all members is impracticable; (ii) there are questions of law and fact common to the Class; (iii) the claims of the Plaintiff are typical of the claims of the Class; and (iv) the Plaintiff has fairly and adequately protected the interests of the Class;

b.       The Court finds that Plaintiff and Plaintiff’s Counsel have adequately represented the interests of the Class;

c.       The Court finds that the requirements of Court of Chancery Rules 23(b) (1) and (2) have been satisfied; and

d.       The Action is hereby finally certified as a class action on behalf of a class comprising the holders of shares of Activision common stock that were issued and outstanding as of July 25, 2013 (the “Class Shares”), in their capacities as holders of Class Shares, together with their heirs, assignees, transferees, and successor-in-interest, in each case in their capacity as holders of Class Shares (the “Class”). The Class includes all persons who acquired Class Shares after July 25, 2013. The Defendants and their affiliates are excluded from the Class. Limited partners in ASAC and their affiliates are included in the Class, but only to the

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extent they own Class Shares outside of ASAC and ownership of those shares is not attributable to ASAC.

5.       With respect to the derivative claims, the Court finds that Plaintiff in the Action has held stock in the Company since the time of the conduct complained of in the Action, otherwise has standing to prosecute the Action, and is an adequate representative of all stockholders of Activision.

6.       The Court finally appoints Anthony Pacchia as representative of the Class and Activision, with respect to the derivative claims, and finally appoints Friedlander & Gorris, P.A. and Bragar, Eagel & Squire, PC as Co-Lead Counsel for the Class and on behalf of Activision with respect to the derivative claims, and Rosenthal, Monhait & Goddess, P.A. as Liaison Counsel for the Class and on behalf of Activision with respect to the derivative claims.

7.       Based on the record in the Action, each of the provisions of Chancery Court Rules 23 and 23.1 has been satisfied and the Action has been properly maintained according to the provisions of Chancery Court Rules 23 and 23.1.

8.       The Court finds that the Settlement is fair, reasonable, adequate, and in the best interests of the Class, Activision and its stockholders.

9.       Pursuant to Court of Chancery Rules 23 and 23.1, this Court approves the Settlement in all respects, and the parties are directed to consummate the

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settlement in accordance with the terms of the Stipulation. The Register in Chancery is directed to enter and docket this Judgment.

10.     The Action is hereby dismissed with prejudice as to all Defendants and as to Activision, and against Plaintiff, the Class and all Current Stockholders. As between Plaintiff and Defendants, the parties are to bear their own costs, except as otherwise provided in paragraphs 17 and 18 below or as otherwise provided in the Stipulation and the Scheduling Order.

11.     Upon entry of this Judgment and subject to Activision’s receipt of the Settlement Payment, Activision, Plaintiff, the Class and each and every other Activision stockholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiff’s Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiff’s Claims against Defendants and any other Defendants’ Releasees, except for any claims any Defendant or Nominal Defendant may have against any insurer, co-insurer or re-insurer that are not released pursuant to other documentation.

12.     Upon entry of this Judgment and subject to Activision’s receipt of the Settlement Payment, Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released

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Defendants’ claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiff’s Releasees, except for any claims any Defendant or Nominal Defendant may have against any insurer, co-insurer or re-insurer that are not released pursuant to other documentation.

13.     The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation that are consistent with this Judgment and the Stipulation and that do not limit the rights of Plaintiff, Defendants, Activision, the Class or the Company’s stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

14.     Neither this Judgment, nor the Settlement nor any act or omission in connection therewith shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, Activision, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiff, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv)

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any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiff or any of the other Plaintiff’s Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Fifth Amended Class and Derivative Complaint would not have exceeded the Settlement Payment.

15.     In the event that the Settlement is terminated in its entirety pursuant to Paragraph 6.1 of the Stipulation or the Effective Date otherwise fails to occur for any other reason, then (i) the Settlement and the Stipulation (other than Section VI and Paragraph 3.3 thereof) shall be canceled and terminated; (ii) this Judgment and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under this Judgment shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) all proceedings in, and parties to, the Action shall revert to their status as of November 13, 2014, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are required to be produced

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during discovery in the Action or in any other litigation; (vi) the Court shall set a revised schedule for trial; (vii) the Parties shall proceed in all respects as if the Settlement and the Stipulation (other than Section VI and Paragraph 3.3) had not been entered into by the Parties; and (viii) the Settlement Fund paid or due with respect to such amounts, less any escrow fees or costs actually incurred and paid or payable, shall be refunded directly to Defendants and any insurers who made payments pursuant to paragraph 2.1(b) of the Stipulation in any amount proportional to their contributions within five (5) business days after such cancellation or termination.

16.     In the event Vivendi fails to make the Vivendi Settlement Payment as required by Paragraph 2.1(a) of the Stipulation, Plaintiff shall have the right to terminate the Settlement and the Stipulation as to the Vivendi Defendants by providing written notice of his election to do so to the other parties to this Stipulation and the Court within five business days of such default. In the event Activision does not receive the Non-Vivendi Settlement Payment as required by Paragraph 2.1(b) of the Stipulation, Plaintiff shall have the right to terminate the Stipulation as to the Defendants other than the Vivendi Defendants by providing written notice of his election to do so to the other parties to this Stipulation and the Court within five business days of such default. In the event this Settlement is

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terminated pursuant to this paragraph as to less than all Defendants, the provisions of Paragraph 6.2 of the Stipulation shall be applicable, but solely as between Plaintiff and the Defendants as to whom the Settlement has been terminated, and the parties shall otherwise confer with the Court to modify its prior Orders and Judgment consistent with such limited termination and to confer the releases provided herein solely as to the Defendants as to whom the Settlement is not terminated. In addition to the foregoing, Plaintiff shall have the right to specifically enforce the Stipulation and compel the payment of the Vivendi Settlement Payment and the Non-Vivendi Settlement Payment.

17.     Plaintiff’s Counsel are awarded attorneys’ fees and expenses in the sum of $                                             to be payable from the Settlement Fund, which the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation. Plaintiff’s Counsel shall allocate the attorneys’ fees awarded amongst Plaintiff’s Counsel and Miller’s Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to achieving the benefits of the proposed Settlement.

18.     [Plaintiff Anthony Pacchia is awarded a special award of $                           to be payable from the fees and expenses awarded by the Court in paragraph 17 above, which the Court finds to be fair and reasonable, and which

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is to be paid in accordance with the terms of the Stipulation.] OR [Plaintiff’s application for a special award to Plaintiff Anthony Pacchia is denied.]

19.    No proceedings or Court order with respect to the Fee Award shall in any way disturb or affect this Judgment (including precluding the Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Judgment. Nothing herein dismisses or releases any claim by or against any party to the Stipulation arising out of a breach of the Stipulation or violation of this Judgment.

20.    Without affecting the finality of this Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration, enforcement and consummation of the Settlement and this Judgment.

Vice Chancellor J. Travis Laster

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